UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2005

ALICO, INC.

                                    Florida                              0-261                          59-0906081
                                   (State of other jurisdiction   (Commission            (IRS Employer
                                      of incorporation)                 File Number)           Identification No.)

                                    P.O. Box 338, La Belle, FL                                33975
                                    (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Incorporated by reference is a press release issued by the Registrant on November 17, 2005, attached as Exhibit 99.1, announcing New Stock Repurchase Program.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1- Press release annnouncing new stock repurchase program dated November 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: November 17, 2005                                                                        By: /s/ John R. Alexander
                                                                                                                               John R. Alexander
                                                                                                                               President &
                                                                                                                               Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

Alico Announces New Stock Repurchase Program

Board of Directors Authorizes 31,000 Shares to Fund Director Stock Compensation Plan

La Belle, Florida, November 17, 2005 -- Alico, Inc. (NASDAQ:ALCO), one of the South’s best-known agribusiness companies operating in Central and Southwest Florida, announced that its Board of Directors has authorized the repurchase of up to 31,000 Shares of the Company’s common stock through August 31, 2007 for the purpose of funding its Director Stock Compensation Plan. The Plan provides for the issuance of common stock to eligible Directors who elect to receive their Director’s fees payable in common stock in lieu of cash.

The stock repurchases will be made on a quarterly basis between now and August 31, 2007 through open market transactions, at times and in such amounts as the Company’s broker determines subject to the provisions of a 10b5-1 Plan which the Company has adopted for such purchases. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. All purchases will be made subject to restrictions of Rule 10b-18 relating to volume, price and timing so as to minimize the impact of the purchases upon the market for the Company’s Shares. The Company’s repurchases under this plan during the first year are not expected to exceed 19,000 Shares. The Company does not anticipate that any purchases under the Plan will be made from any officer, director or control person. There are currently no arrangements with any person for the purchase of the Shares. The Company will use internally generated funds to make the purchases.

John R. Alexander, Chairman and CEO of Alico, Inc. said, “The stock repurchase program is designed to provide the shares authorized under the Company’s Director Stock Compensation Plan, which was implemented to further align the interests of Alico’s Board of Directors with that of its shareholders.”

About Alico

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 136,500 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane and sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

For further information contact:   John R. Alexander
                                  La Belle, Florida
                                                                                   (863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.